UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 17, 2013, Karen Seaberg and Cloud L. Cray, Jr. issued an advertisement notice (the “Notice”) to the stockholders of MGP Ingredients, Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”). A copy of the Notice is filed herewith as Exhibit 1.  Each of the foregoing persons, along with Laidacker M. Seaberg, Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord are participants (the “Participants”) in the solicitation of proxies, and, in the case of Karen Seaberg and Cloud L. Cray, Jr., both are directors of the Company.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO SECURITY HOLDERS ON OR ABOUT JULY 12, 2013.

Exhibit 1

NOTICE TO MGP STOCKHOLDERS FROM THE CRAY GROUP My father and I have reluctantly undertaken the effort and considerable expense of soliciting proxies to bring about change in the composition of the Board and the CEO position, and to increase accountability and responsiveness to stockholders through improved corporate governance. Like all good Midwesterners, we seek to avoid confrontation and to work within the system to achieve positive change, but we will not shrink from a fight when doing the right thing necessitates it. We have done our best to persuade the current Board to voluntarily bring about new leadership and adopt these governance changes, but they are intransigent on all fronts. We were therefore left with no choice but to engage in this proxy fight. We have been heartened by, and are very appreciative of, the outpouring of support for our efforts from stockholders, employees, customers, suppliers and our communities. We need your help in providing a tangible expression of your support by completing, mailing and sending in the Gold Proxy Card or by voting by telephone or Internet as instructed in that proxy card. With your votes, we can put in place appropriate board and executive leadership to achieve profitable growth, restore a positive corporate culture, avoid the loss of key personnel and improve corporate governance to make the Board and management more accountable and responsive to stockholders. We need your votes to enable us to bring about the changes in leadership and governance that will benefit stockholders and all of the rest of the Company’s constituents. Karen Seaberg Cloud L. “Bud” Cray All you have to do is VOTE THE Gold Proxy that you or your broker has received. It will supersede any original proxy that you submitted. DO NOT return the new white proxy from MGP Ingredients. “IMPORTANT: IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY THEY CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS.” If you have any questions or require any assistance in executing your GOLD proxy card, please call or e-mail: D.F. King & Co., Inc. Toll-free: (800) 859-8509 E-mail: mgpi@dfking.com NOTICE TO INVESTORS SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JULY 10, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE CRAY GROUP FROM THE STOCKHOLDERS OF MGP INGREDIENTS, INC. FOR USE AT ITS 2013 ANNUAL MEETING OF STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF MGP INGREDIENTS, INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC. GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JULY 10, 2013.